Exhibit 10.26

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential.

EXECUTION COPY

LOAN AGREEMENT

DATED AS OF SEPTEMBER 28, 2017

BETWEEN

TECHWOODS HOLDINGS, LLC, as Borrower

and

RPM Nautical Foundation, As Lender

Table of Contents

-i-

Table of Contents

(continued)

-ii-

LOAN AGREEMENT

THIS LOAN AGREEMENT dated as of September 28, 2017 by and between TECHWOODS HOLDINGS, LLC, an Ohio limited liability company (the "Borrower"), and RPM Nautical Foundation, Inc., a corporation organized under the laws of the District of Columbia (the "Lender").

RECITALS:

The Lender has agreed to lend to the Borrower an Initial Loan of $6.0 million and, subject to Section 2.4(b), PIK Loans, in each case on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and undertakings hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

INTERPRETATION

Section 1.1     Provisions Pertaining to Definitions. For all purposes of this Agreement (except where such interpretations would be inconsistent with the context or the subject matter):

(a)     The expression "this Agreement" shall mean this Loan Agreement (including all of the Exhibits annexed hereto) as originally executed, or, if supplemented, amended or restated from time to time, as so supplemented, amended or restated;

(b)     Where appropriate, words importing the singular only shall include the plural and vice versa, and all references to dollars shall be United States Dollars;

(c)     Accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with Generally Accepted Accounting Principles (as hereinafter defined); and

(d)     References to Persons shall be deemed to include such Persons' legal successors and permitted assigns.

Section 1.2     Definitions. In addition to terms defined elsewhere in this Agreement the following terms shall have the following meanings in this Agreement:

"Affiliate" means, in relation to any Person (in this definition called an "Affiliated Person"), any Person which (directly or indirectly) controls or is controlled by or is under common control with such Affiliated Person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of such Person, whether through the ownership of shares of any class in the capital or any other voting securities of such Person or by contract or otherwise. As applied to Borrower, the term "Affiliate" does not include the Lenders.

"Applicable Rate" means the annual rate of interest of equal to eleven percent (11%) per annum, calculated in accordance with Section 2.7(d) hereof.

"Associated Person" means (a) any Person which is an Affiliate of the Borrower; (b) any Person who is a Relative of any Person who is an Associated Person; (c) any corporation more than twenty-five percent (25%) of the shares of any class of the capital stock of which is legally and/or beneficially owned by any one or more Associated Persons; (d) any partnership, joint venture or unincorporated trade or business enterprise more than twenty-five percent (25%) of all of the ownership rights in the capital or equity of which is legally and/or beneficially owned by and one or more Associated Persons; (e) any trust or estate more than twenty-five percent (25%) of all of the beneficial interest in which is owned or held by any one or more Associated Persons; and (f) any Person which legally and/or beneficially owns (i) more than twenty-five percent (25%) of the shares of any class and the capital of any corporation which is an Associated Person, or (ii) more than twenty-five percent (25%) of all of the ownership rights in the capital or equity of any partnership, joint venture or unincorporated trade or business enterprise which is an Associated Person, or (iii) more than twenty-five percent (25%) of all of the beneficial interests of any trust or estate which is an Associated Person. Under no circumstance shall Lender be considered an Associated Person of the Borrower.

"Anti-Terrorism Laws" shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department's Office of Foreign Asset Control.

"Business Day" means any day other than a Saturday or Sunday on which commercial banking institutions are open for business in Cincinnati, Ohio and Miami, Florida.

"CCR" means Unifund CCR, LLC.

"CCR Loan Agreement" means the Credit Agreement dated as of September 28, 2017 between Unifund CCR LLC, AB Private Credit Investors LLC, and the other parties thereto, as amended from time to time.

"CCR Loan Termination Date" means the first date on which all Obligations (as defined therein) under the CCR Loan Agreement are paid in full and all Commitments thereunder (as defined therein) are permanently reduced to zero.

"Closing Date" means the day as of which this Agreement shall be legally enforceable in accordance with its terms against each of the parties hereto.

"Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

"Default" means any event or occurrence which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

"Default Interest Rate" means an annual rate of interest which shall (to the extent permitted by applicable law) at all times be equal to four percent (4.0%) in excess of the Applicable Rate.

"Event of Default" means any event or condition described in Section 8.1 of this Agreement.

"Executive Order No. 13224" means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

"Final Payment Date" means the first date on which the Borrower has paid in full the principal amount of the Loans.

"Generally Accepted Accounting Principles" or "GAAP" means United States generally accepted accounting principles in effect from time to time, consistently applied.

"Head Office" means, in relation to the Borrower, its head office at 10625 Techwoods Circle, Cincinnati, Ohio 45242 or such office designated in writing to Borrower by Lender.

"Indebtedness" means, in relation to any Person, at any particular time, all of the obligations of such Person which, in accordance with GAAP, would be classified as indebtedness upon a balance sheet including any footnote thereto of such Person prepared at such time.

"Initial Loan" means the Loan of $6,000,000 advanced to the Borrower on or about the Closing Date.

"Interest Payment Date" means (i) the 15th calendar day of each month, commencing on October 15, 2017 and ending on the Termination Date; and (ii) the day of any accelerated maturity of the Loans.

"Lien" means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

"Loans" means (i) the Initial Loan and (ii) any PIK Loans.

"Loan Documents" mean this Agreement, the Note and any other agreement, instrument, certificate or document executed in connection with or pursuant to this Agreement whether concurrently herewith or subsequent hereto.

"Material Adverse Effect" means any event which will, or is reasonably likely to, have a material adverse effect upon the financial condition, operations, assets or prospects of the Borrower.

"Net Cash Flows" means, for any month, the gross amount of all distributions received by the Borrower from CCR in such month minus all cash expenses paid by the Borrower in such month minus all amounts paid in such month to the members of the Borrower as tax distributions or set aside in such month for future tax distributions to be made to the members of the Borrower.

"Note" means the Note in the form attached hereto as Exhibit "A."

"Obligations" means, collectively, all of the indebtedness, obligations and liabilities existing on the date hereof or arising from time to time hereafter, whether direct, indirect, absolute, contingent, joint or several, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Borrower to Lender (i) in respect of the Loans made pursuant to this Agreement; or (ii) under or in respect of any one or more of the Loan Documents. Obligations shall also include all interest, charges and other fees chargeable hereunder to the Borrower or due hereunder from the Borrower to Lender from time to time and all costs and expenses referred to in Section 10.4 herein.

"Participation Cap" means $1.5 million.

"Participation End Date" means the earlier to occur of (i) the second anniversary of the Participation Start Date and (ii) the first date on which the Lender has received total Participation Payments equal to the Participation Cap.

"Participation Payment" has the meaning set forth in Section 2.10 hereof.

"Participation Payment Period" means the period beginning on the Participation Start Date and ending on the Participation End Date.

"Participation Payment Date" means the date that is thirty (30) days after the end of the immediately preceding Quarterly Participation Period.

"Participation Start Date" means the later to occur of (i) the first anniversary of the CCR Loan Termination Date and (ii) the date on which all the Loans have been paid in full.

"Permitted Liens" means (and is limited to) Liens and encumbrances (i) for taxes not yet due and payable or (ii) created in connection with the CCR Loan Agreement.

"PIK Loans" has the meaning assigned in Section 2.4(b).

"PIK Rate" means the annual rate of interest equal to twelve percent (12%) per annum, calculated in accordance with Section 2.7(d) hereunder.

"Person" shall include an individual, a company, a corporation, a limited liability company, an association, a partnership, a joint venture, an unincorporated trade or business enterprise, a trust, an estate, or other legal entity or a government (national, regional or local), court, arbitrator or any agency, instrumentality or official of the foregoing.

"Property" means all types of real, personal, tangible, intangible or mixed property.

"Quarter" means a three-month period ending on any of March 31, June 30, September 30 and December 31 of any year.

"Quarterly Participation Period" means successive periods of one Quarter each commencing on the day after the Final Payment Date, provided that the first and last Quarterly Participation Periods shall consist of a fewer number of days equal to the number of days from the Final Payment Date to the last day of that Quarter or from the last day of the immediately preceding Quarter through the Participation Termination Date, respectively.

"Senior Financial Officer" means the chief financial officer, Vice President of Finance, treasurer or equivalent thereof of the Borrower.

"Termination Date" means the one year anniversary of the CCR Loan Termination Date.

"Total Participation Amount" means, with respect to the Quarterly Participation Period preceding a Participation Payment Date, an amount equal to [**]% of Net Cash Flows for such Quarterly Participation Period.

ARTICLE II

THE LOANS

Section 2.1     Commitments of Lender. On the date hereof Lender agrees, upon the terms and subject to the conditions of this Agreement, to make the Initial Loan and any PIK Loans to the Borrower.

Section 2.2     Making the Loan. Lender will, subject to all of the applicable terms and conditions of this Agreement, fund the Initial Loan to the Borrower in accordance with the terms of the Notes. Amounts repaid hereunder may not be reborrowed.

Section 2.3     Initial Loan Advance.

(a)     Subject to the conditions contained in this Agreement, and except as otherwise specified above, the Initial Loan shall be effectuated simultaneously with the execution of this Agreement either through wire transfer or deposit of proceeds into an account of the Borrower.

(b)     The absolute and unconditional obligation of the Borrower to repay to Lender the principal of the Loans and the interest and Participation Payments thereon shall be evidenced by the Note. All payments under the Note shall be made to the account specified by Lender without set-off or counterclaim.

Section 2.4     Interest.

(a)     The Loans shall accrue and bear daily interest at a rate per annum which shall at all times equal the Applicable Rate, subject to Section 2.4(b). Subject to Section 2.4(b), the Borrower will, on each Interest Payment Date, beginning on the first Interest Payment Date after the Closing Date, pay the accrued and unpaid interest on the Loans, provided, however, that interest accruing on overdue amounts pursuant to Section 2.5 shall be payable on demand.

(b)     At any time that the terms of the CCR Loan Agreement do not permit CCR to make a distribution to the Borrower to pay interest on the Loans, the Borrower may pay interest on the Loans by incurring additional Loans hereunder ("PIK Loans") at a rate of $1 principal amount of Loans for each $1 of interest so paid. Interest paid in the form of PIK Loans shall be paid at the PIK Rate and not the Applicable Rate. PIK Loans shall be Loans for all purposes hereunder and shall accrue interest at the Applicable Rate beginning on the Interest Payment Date on which they are first incurred.

Section 2.5     Interest on Overdue Payments; Default Interest Rate. If the Loans have been accelerated pursuant to Section 8.2(b) or if a Default or an Event of Default with respect to any monetary payment hereunder shall have occurred and during the period in which the Default or Event of Default is continuing, the unpaid principal balance of the Loans and all accrued interest as well as any other Obligations due Lender hereunder or under the Loan Document shall bear interest from the date on which such amount shall have first become due and payable to Lender to the date on which such amount shall be paid to Lender (whether before or after judgment), at the Default Interest Rate. Interest will continue to accrue until the Obligations in respect of the payment are discharged (whether before or after judgment).

Section 2.6     Repayments and Prepayments of Principal.

(a)     Repayments of Loans. The unpaid principal balance of the Loans shall be repaid and become due and payable on the Termination Date.

(b)     Prepayments at the Option of the Borrower. The Borrower may prepay the Loans in whole or in part without penalty or premium: (i) at any time with the proceeds of a sale of equity interests in the Borrower or its affiliates; (ii) upon a change in control of the Borrower; or (iii) at any time beginning one year after the CCR Loan Termination Date.

(c)     The Lender may require the Borrower to prepay the Loans in full, but not in part, upon 30 calendar days' written notice at any time beginning one year after the CCR Loan Termination Date.

(d)     Application of Payments. Any payment of the Obligations under this Agreement or any of the other Loan Documents shall be applied by Lender as set forth in Section 2.7 hereof.

Section 2.7     Payments and Computations.

(a)     Time and Place of Payments. Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, each payment payable by the Borrower to Lender under this Agreement or any of the other Loan Documents, shall be made directly to Lender, at the account specified by Lender, not later than 12:00 noon, Cincinnati, Ohio time, on the due date of each such payment in immediately available and freely transferable funds.

(b)     Application of Funds. Notwithstanding anything herein to the contrary, the funds received by Lender with respect to the Obligations shall be applied as follows:

(i)     No Default. If the Loans have not been accelerated pursuant to Section 8.2(b) and if no Default or Event of Default hereunder or under any of the other Loan Documents shall have occurred and be continuing at the time Lender receive such funds, in the following manner: (a) first, to the payment of all fees, charges, and other sums (with exception of principal and interest) due and payable to Lender under this Agreement or the other Loan Documents at such time pro rata based on the outstanding principal amount of each Loan; (b) second, to the payment of all of the interest which shall be due and payable on the principal of the Loans at the time of such payment pro rata based on the outstanding principal amount of each Loan; and (c) third, to the payment of principal of the Loans pro rata based on the outstanding principal amount of each Loan.

(ii)     Default. If the Loans have been accelerated pursuant to Section 8.2(b), or if a Default or Event of Default hereunder shall have occurred and be continuing hereunder or under any of the other Loan Documents at the time Lender receives such funds, in the following manner: (a) first, to the payment or reimbursement of Lender for all costs, expenses, disbursements and losses which shall have been incurred or sustained by Lender in or incidental to the collection of the Obligations owed by the Borrower hereunder or the exercise, protection, or enforcement by Lender of all or any of the rights, remedies, powers and privileges of Lender under this Agreement, or any of the other Loan Documents and in and towards the provision of adequate indemnity to Lender against all taxes or Liens which by law shall have, or may have priority over the rights of Lender in and to such funds, and (b) second, to the payment of all of the Obligations in accordance with Section 2.7(b)(i) above.

(c)     Payments on Business Days. If any sum would (but for the provisions of this paragraph (c)) become due and payable to Lender by the Borrower under any of the Loan Documents on any day which is not a Business Day, then such sum shall become due and payable on the Business Day next succeeding the day on which such sum would otherwise have become due and payable hereunder or thereunder, and interest payable to Lender under this Agreement or any of the other Loan Documents shall continue to accrue and shall be adjusted by Lender accordingly.

(d)     Computation of Interest. All computations of interest payable under this Agreement, or any of the other Loan Documents shall be computed by Lender on the basis of the actual principal amount outstanding on each day during the payment period and shall be calculated on the basis of the actual number of days elapsed during such period for which interest is being charged, predicated on a year consisting of three hundred and sixty (360) days. The daily interest charge shall be one three hundred sixtieth (1/360th) of the annual interest amount. Each determination of any interest rate by Lender pursuant to this Agreement, or any of the other Loan Documents shall be conclusive and binding on the Borrower in the absence of manifest error. Absent manifest error, a certificate or statement signed by Lender shall be conclusive evidence of the amount of the Obligations due and unpaid as of the date of such certificate or statement.

Section 2.8     Payments to be Free of Deductions. Each payment payable by the Borrower to Lender under this Agreement, or any of the other Loan Documents shall be made in accordance with Section 2.7 hereof, without set-off or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any government authority, political subdivision or any taxing or other authority therein, unless the Borrower is compelled by law to make any such deduction or withholding. If the Borrower is so compelled with respect to any such payment payable by the Borrower to Lender, (a) Borrower shall be permitted to make the deduction or withholding required by law in respect of the said payment, and (b) there shall become and be absolutely due and payable by the Borrower to Lender on the date on which the said payment shall become due and payable and the Borrower hereby promises to pay to Lender on such date, such additional amount as shall be necessary to enable Lender to receive the same net amount which Lender would have received on such due date had no such obligation been imposed by law. Anything in this Section to the contrary notwithstanding, the foregoing provisions of this Section shall not apply in the case of any deductions or withholdings made in respect of taxes charged upon or by reference to the overall net income, profits or gains of Lender.

Section 2.9     Use of Proceeds.

(a)     Permitted Uses of Proceeds of the Initial Loan. All proceeds of the Initial Loan shall be used by the Borrower solely for the purpose directly or indirectly refinancing obligations of certain affiliates of the Borrower to the Lender and certain affiliates of the Lender and to pay the reasonable expenses of the Borrower in connection with the Loans.

(b)     Prohibited Uses. The Borrower represents, warrants and covenants with and to Lender that no part of the proceeds of the Loans will be used (directly or indirectly) so as to result in a violation under Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose violative of any rule or regulation of such Board.

Section 2.10     Participation Payments. During the Participation Payment Period, on or before each Participation Payment Date, the Borrower shall (i) pay to Lender an amount equal the Total Participation Amount for the most recently completed Quarterly Participation Period (the "Participation Payment"), and (ii) deliver to Lender a statement of Net Cash Flows and calculation of the Total Participation Amount for the Quarterly Participation Period, certified by a Senior Financial Officer.

ARTICLE III

[RESERVED]

ARTICLE IV

CONDITIONS PRECEDENT TO DISBURSEMENT OF INITIAL LOAN

Section 4.1     Conditions Precedent to Closing. Lender shall have no obligation to make the Initial Loan to the Borrower unless, on or prior to the Closing Date, each of the following conditions precedent shall have been satisfied:

(a)     Legal Fees. The Borrower shall have reimbursed Lender for all reasonable fees and disbursements of legal counsel to Lender which shall have been incurred by Lender through the Closing Date in connection with the preparation, negotiation, review, execution and delivery of the Loan Documents and the handling of any other matters incidental thereto.

(b)     Certified Copies of Organizational Documents. Lender shall have received from the Borrower copies certified by a duly authorized officer of the Borrower to be true and complete on and as of the Closing Date, of its Articles of Organization, Operating Agreement, other organization documents certified by the applicable Secretary of State and a good standing certificate of the Borrower.

(c)     Proof of Authority. Lender shall have received from the Borrower, certified by a duly authorized officer of the Borrower to be true and complete on and as of the Closing Date, records of all action taken by the Borrower to authorize (i) the execution and delivery of this Agreement and the other Loan Documents; (ii) its performance of all of its obligations under each of such documents; and (iii) the making by the Borrower of the borrowings.

(d)     Legality of Transactions. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Lender to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date; or (ii) for the Borrower to perform any of its agreements or obligations under any of the Loan Documents on the Closing Date.

(e)     Loan Documents. The Loan Documents shall have been duly and properly authorized, executed and delivered to Lender by the respective party or parties thereto and shall be in full force and effect.

(f)     Interest Reserve. On the Closing Date, the Borrower shall have at least [***********] in cash set aside for payment of interest on the Loans and the loans under the Loan Agreement, dated on or about the date hereof, between the Borrower and GR 2002 Trust.

ARTICLE V

GENERAL REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to Lender as follows:

Section 5.1     Existence. The Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio; and (ii) has full power and authority and full legal right to own or to hold under lease its Property and to carry on its business as presently conducted. The Borrower is qualified and licensed in each jurisdiction wherein the character of the Property owned or held under lease by it, or the nature of its business makes such qualification necessary or advisable. The Borrower has delivered to Lender a true, complete and correct copy of the Borrower's Articles of Organization and Operating Agreement as in effect on the date of this Agreement.

Section 5.2     Authority.

(a)     The Borrower has adequate power, authority and full legal right to enter into this Agreement and each of the other Loan Documents, and to perform, observe and comply with all of its agreements and obligations under each of such documents, including, without limitation, the borrowings contemplated hereby.

(b)     The execution and delivery by the Borrower of each of the Loan Documents, the performance by the Borrower of all of its agreements and obligations under such documents, and the making by the Borrower of the borrowings contemplated by this Agreement, have been duly authorized by all necessary action on the part of the Borrower and do not and will not (i) contravene any provision of its Articles of Organization or its Operating Agreement (as in effect from time to time); (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (other than the Lien granted herein) upon any of the Property of the Borrower under any agreement, trust deed, indenture, mortgage or other material instrument to which the Borrower is a party or by which the Borrower or any other Property of the Borrower is bound or affected; (iii) violate or contravene any provision of any law, rule or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) or any order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to the Borrower); or (iv) require any waivers, consents or approvals by any of the creditors or trustees for creditors of the Borrower or any other Person.

(c)     Except for those obtained by the Borrower prior to the Closing Date, copies of which have been delivered to Lender, no approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency is required, under any provision of any applicable law:

(i)     for the execution and delivery by the Borrower of this Agreement and the other Loan Documents, for the performance by the Borrower of any of the agreements and obligations thereunder or for the making by the Borrower of the borrowings contemplated by this Agreement or for the conduct by the Borrower of its business; or

(ii)     to ensure the continuing legality, validity, binding effect, enforceability or admissibility in evidence of this Agreement and the other Loan Documents; or

(iii)     to continue the proper operation of the business and operations of the Borrower.

Section 5.3     Chief Executive Office. The Borrower is located at, for purposes of Section 9-307 of the Uniform Commercial Code, and the office where all of the records and books of account of the Borrower are located is, 10625 Techwoods Circle, Cincinnati, Ohio 45242.

ARTICLE VI

AFFIRMATIVE COVENANTS OF BORROWER

The Borrower covenants with and warrants to Lender that, from and after the Closing Date and until all of the Obligations are paid and satisfied in full the Borrower shall provide the following:

Section 6.1     Financial Statements and Other Information.

(a)     As soon as possible and in any event within two (2) Business Days after the Borrower shall have actual knowledge of the occurrence of each Default, or event which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default, the statement of the Borrower setting forth details of such Default or event and the action which the Borrower proposes to take with respect thereto shall be delivered to Lender;

(b)     As soon as available and in any event within thirty (30) days following the subject month, a monthly operating statement of the Borrower and a cash flow statement prepared in accordance with United States generally accepted accounting principles ("GAAP") and otherwise in form reasonably acceptable to Lender shall be delivered to Lender;

(c)     As soon as available and in any event within forty five (45) days after the end of each of the fiscal quarters of each fiscal year of the Borrower, a balance sheet and statement of income and retained earnings from the end of the previous fiscal year and ending with the end of such quarter for the Borrower, all in reasonable detail, and all duly certified (subject to year-end adjustments) by a Senior Financial Officer, as having been prepared in accordance with GAAP and otherwise in form reasonably acceptable to Lender shall be delivered to Lender.

Section 6.2     Activity of the Borrower. The Borrower covenants not to disburse funds to its members or otherwise except to pay the principal and interest of the Loans and related charges and except as otherwise expressly permitted hereby.

Section 6.3     Entity Existence. The Borrower shall preserve and maintain its existence as a limited liability company in the jurisdiction of its creation and all of its rights, franchises and privileges as a limited liability company.

Section 6.4     Inspection Rights. At any reasonable time, upon reasonable notice, and from time to time, the Borrower shall permit Lender, or any of its agents, representatives or participants in the Loans, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and to discuss the affairs, finances and accounts of the Borrower with any of its officers or with its certified public accountants. All such information shall be treated confidentially and shall not be disseminated by Lender, provided that Lender may disclose such information to its employees and agents and as required by any applicable law or statute.

Section 6.5     Compliance with Laws.

(a)     The Borrower will comply with all applicable federal, state and local laws, rules, regulations and orders pertaining to the operation of its business (including, all Environmental Laws) where such failure to comply would have a Material Adverse Effect, paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or its properties, and paying all lawful claims which if unpaid might become a Lien upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the nonpayment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

(b)     The Borrower will promptly notify Lender in the event that the Borrower receives any notice, claim or demand from any governmental agency which alleges that the Borrower is in material violation of any of the terms of, or has materially failed to comply with any applicable law, rule or regulation or any order issued pursuant to any federal, state or local statute regulating its operation and business, including, but not limited to, the Fair Debt Collection Practices Act, the Occupational Safety and Health Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

Section 6.6     Notice of Other Events. Immediately upon the Borrower first becoming aware of any of the following occurrences, the Borrower will furnish or cause to be furnished to Lender written notice with full particulars of (i) the business failure, insolvency or bankruptcy of the Borrower; (ii) the rescission, cancellation or termination, or the creation or adoption, of any agreement or contract to which the Borrower is a party which would have a Material Adverse Effect; or (iii) any defaults or events of default under any agreement of the Borrower or any violations of any laws, regulations, rules or ordinances of any governmental or regulatory body which would have a Material Adverse Effect.

Section 6.7     Payment of Indebtedness. The Borrower will duly and punctually pay or cause to be paid principal and interest on the Loans and all fees and other amounts payable hereunder or under the Loan Documents in accordance with the terms hereunder. The Borrower shall pay all other Indebtedness, taxes and other obligations (whether existing on the date hereof or arising at any time thereafter) punctually in accordance with trade practices or within any applicable period of grace except to the extent that any such obligation is contested in good faith by proper proceedings or the Borrower has provided Lender evidence that any lien resulting from the non-payment thereof has been bonded or with respect to which adequate reserves have been set aside for the payment thereof.

Section 6.8     Governmental Consents and Approvals. The. Borrower will obtain or cause to be obtained all such approvals, consents, orders, authorizations and licenses from, give all such notices promptly to, register, enroll or file all such agreements, instruments or documents promptly with, and promptly take all such other action with respect to, any governmental or regulatory authority, agency or official, or any central bank or other fiscal or monetary authority, agency or official, as may be required from time to time under any provision of any applicable law where such failure would have a Material Adverse Effect:

(i)     for the performance by the Borrower of any of its agreements or obligations under this Agreement or any of the other Loan Documents or for the payment by the Borrower to Lender of any sums which shall become due and payable by Borrower to Lender thereunder;

(ii)     to ensure the continuing legality, validity, binding effect or enforceability of any of the other Loan Documents or of any of the agreements or obligations thereunder of the Borrower; or

(iii)     to continue the proper operation of the business and operations of the Borrower.

(b)     The Borrower shall duly perform and comply with the terms and conditions of all such approvals, consents; orders, authorizations and Licenses and Permits from time to time granted to or made upon the Borrower except to the extent such performance or compliance is contested by proper proceedings.

Section 6.9     Further Assurances. The Borrower will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably requested by Lender from time to time in order to give full effect to any of the Loan Documents.

Section 6.10     Use of Proceeds. The Borrower shall use all the proceeds of the Initial Loan disbursed only in accordance with the purposes set forth in Section 2.9 of this Agreement.

ARTICLE VII

NEGATIVE COVENANTS OF BORROWER

The Borrower covenants with and warrants to Lender that from and after the Closing Date and until all of the Obligations are paid and satisfied in full:

Section 7.1     Limitation on Nature of Business . The Borrower will not at any time make any material change in the nature of its business as carried on at the date hereof or undertake, conduct or transact any business in a manner prohibited by applicable law unless contesting the applicability of such law by appropriate legal proceedings and there exists no reasonable likelihood of the sale or forfeiture of the Borrower's assets.

Section 7.2     Limitation on Fundamental Changes. The Borrower shall not enter into any reorganization, merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or any substantial portion of its property, business or assets, or make any material change in its business or its present method of conducting business.

Section 7.3     Organizational Documents. The Borrower shall not make any change, amendment or modification to the Borrower's Articles of Organization or Operating Agreement, except to increase the number of authorized membership units, or other organizational documents.

Section 7.4     Dividends or Other Distributions to Members. The Borrower shall not at any time while the Loans remain outstanding declare or make any dividend or other distribution of funds or profits to its members without the prior written consent of Lender (which Lender may withhold in its sole discretion). Notwithstanding the foregoing, for as long as the Borrower is a "pass through" entity for federal income tax purposes, distributions to the Borrower's members will be permitted in amounts necessary to cover federal and state income tax liabilities payable by the members in amounts necessary to pay such members' tax obligations; provided, however, such distributions may be made only so long as the net profits and net losses of the Borrower are allocated pro rata to the members and only so long as no Event of Default has occurred prior to such distributions or will occur as a result of such distribution (the "Permitted Tax Distributions").

Section 7.5     Transactions with Associated Persons. Without the prior written consent of Lender, the Borrower shall not directly or indirectly enter into any agreement or transaction with, or convey any property or assets to, any Associated Person.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.1     Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

(a)     Principal and Interest. Failure by the Borrower to pay any payment of principal or interest or to pay any fee or other amount payable under this Agreement when due, which failure shall continue through a five- (5) day cure period;

(b)     Representation and Warranties. Any representation or warranty at any time made by or on behalf of the Borrower in this Agreement, any other Loan Document or in any certificate, written report or statement furnished to Lender pursuant thereto shall prove to have been untrue, incorrect or breached in any material respect on or as of the date on which such representation or warranty was made or deemed to have been made or repeated;

(c)     Certain Covenants. The Borrower shall fail to perform, comply with or observe or shall otherwise breach any of the covenants set forth in Section 6.3, Section 6.10, or Article 7;

(d)     Other Covenants. The Borrower shall fail to perform, comply with or observe or shall otherwise breach any other covenant or agreement contained in this Agreement and such failure or breach shall continue for more than thirty (30) days after the earlier of the date on which the Borrower shall have first become aware of such failure or breach or Lender shall have first notified the Borrower of such failure or breach;

(e)     Loan Documents. The breach or a failure of the Borrower to perform, comply with or observe any other Loan Document or any other agreement, document, instrument or certificate executed on delivered in connection with this Agreement and if such failure shall continue for more than thirty (30) Business Days after the earlier of the date on which the Borrower shall have first become aware of such failure or breach or Lender shall have first notified the Borrower of such failure or breach; or any other Loan Document shall cease to be legal, valid, binding or enforceable in accordance with the terms thereof;

(f)      Litigation. Any action at law, suit in equity or other legal proceeding to amend, cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of the Borrower or any other person bound thereby, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the covenants, agreements or obligations of the Borrower under any one or more of the Loan Documents are illegal, invalid or unenforceable in accordance with the terms thereof;

(g)     Default by Borrower under other Agreements. Any default by the Borrower or any event of default shall occur under any agreement, instrument or contract relating to Indebtedness individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000) to which the Borrower is at any time a party or by which the Borrower is at any time bound or affected, or the Borrower shall fail to perform or observe any of its agreements or covenants thereunder, or any default or event of default shall result in all or any part of the Indebtedness of the Borrower under any such document becoming or being declared due and payable prior to the date on which such Indebtedness or any part thereof would otherwise have become due and payable, or any such default, event of default or failure shall continue for such period of time as would permit, or as would have permitted (assuming the giving of appropriate notice), holders of Indebtedness of the Borrower to accelerate the maturity of all or any part of such Indebtedness under any such document.

(h)     Insolvency. With respect to the Borrower, any action shall be taken by or on behalf of the Borrower for the termination, winding up, liquidation or dissolution of the Borrower; or the Borrower shall make an assignment for the benefit of creditors, be unable to pay its debts as they mature; or the Borrower shall file a petition in voluntary liquidation or bankruptcy; or the Borrower shall file a petition or answer or consent seeking the reorganization of the Borrower, or the readjustment of any of the Indebtedness of the Borrower; or the Borrower shall commence any case or proceeding under applicable insolvency or bankruptcy laws now or hereafter existing; or the Borrower shall consent to the appointment of any receiver, administrator, custodian, liquidator or trustee of all or any part of the Property or assets of the Borrower; or any corporate action shall be taken by the Borrower for the purpose of effecting any of the foregoing; or by order or decree of any court of competent jurisdiction, Borrower shall be adjudicated as bankrupt or insolvent; or any petition for any proceedings in bankruptcy or liquidation or for the reorganization or readjustment of Indebtedness of the Borrower shall be filed, or any case or proceeding shall be commenced, under any applicable bankruptcy or insolvency laws now or hereafter existing, against the Borrower, or any receiver, administrator, custodian, liquidator or trustee shall be appointed for Borrower or for all or any part of the property of the Borrower and such case or proceeding shall remain undismissed for a period of sixty (60) days, or any order for relief shall be entered in a proceeding with respect to the Borrower under the provisions of the United States Bankruptcy Code, as amended;

(i)     Judgment. Any judgment, order or decree for the payment of money in excess of Fifty Thousand Dollars ($50,000) shall be rendered against the Borrower, and the Borrower shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within thirty (30) days after the date of the entry thereof;

(j)     Material Adverse Change. Any event or occurrence which has a Material Adverse Effect on the Borrower; or

(k)     Change of Control. Credit Card Receivables Fund Incorporated shall cease to own at least a majority of the equity of the Borrower or be the sole manager of the Borrower.

Section 8.2     Acceleration of Obligations. If any one or more of the Events of Default shall at any time occur:

(a)     Lender may, by giving notice to the Borrower, thereupon be relieved of all of its obligations to make any Loans hereunder.

(b)     Lender may, by giving notice to the Borrower (in this Agreement and in the other Loan Documents called a "Notice of Acceleration"), declare all of the Obligations, including the entire unpaid principal of the Loans, all of the unpaid interest accrued thereon, and all (if any) other sums payable by the Borrower under this Agreement or any of the other Loan Documents, to be immediately due and payable; except that if there shall be an Event of Default under Section 8.1(h), all of the Obligations, including the entire unpaid balance of the Loans, all of the unpaid interest accrued thereon and all (if any) other sums payable by the Borrower under this Agreement or any of the other Loan Documents shall automatically and immediately be due and payable without notice to the Borrower. Thereupon, all of such Obligations which are not already due and payable shall forthwith become and be absolutely and unconditionally due and payable, without any further notice or any other formalities of any kind, all of which are hereby expressly and irrevocably waived.

(c)     Lender may proceed to protect and enforce all or any of its rights, remedies, powers and privileges under this Agreement or any of the other Loan Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement or any of the other Loan Documents, or in aid of the exercise of any power granted to Lender herein or therein, including (without limitation) attaching any cash and defaulted consumer credit card receivables subject to a lien or security interest in favor of Secured Party under the Security Agreement or otherwise.

Section 8.3     Remedies. From and after the occurrence of an Event of Default which is continuing and which has not been waived by Lender shall be entitled to exercise each and every remedy available to Lender as permitted by law.

Section 8.4     No Implied Waiver; Rights Cumulative. No delay on the part of Lender in exercising any right, remedy, power or privilege under any of the Loan Documents or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Default or Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to Lender under any of the Loan Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power and privilege conferred on or reserved to Lender under any of the Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Lender and may be exercised at such time or times and in such order and manner as Lender shall (in its sole and complete discretion) deem expedient.

ARTICLE IX

REPRESENTATIONS OF LENDER

Section 9.1     Purchase for Investment. Lender represents that it is purchasing the Note for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of Lender's or such pension or trust funds' property shall at all times be within Lender's or such pension or trust funds' control. Lender understands that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Borrower is not required to register the Notes.

Section 9.2     Accredited Investor. Lender represents that it is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and a "qualified purchaser" (as defined under the Investment Company Act of 1940, as amended) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also "accredited investors").

Section 9.3     Additional Investment Representations. Lender represents and warrants to the Borrower that:

(a)     Lender is aware that the Note has not been, and will not be, registered under the Securities Act in reliance upon the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act and corresponding state securities law provisions;

(b)     Lender understands the speculative nature of an investment in the Note and is able to bear the economic risk of the Note and, at the present time, could afford a complete loss of the principal represented by the Note and any interest thereon. Lender acknowledges that Lender was informed that the investment in the Note involves a high degree of risk;

(c)     Lender has sufficient knowledge and experience in business and financial matters to understand and to evaluate the risks and merits of the investment in the Note;

(d)     Lender understands that no governmental agency has made any determination as to the fairness of an investment in the Note, or any recommendations or endorsement of the Note;

(e)     Lender has had the opportunity to consult with his, her or its own tax advisor with respect to the federal, state, local and foreign tax consequences arising from the investment in the Note;

(f)     Lender understands the transfer of the Note may under certain circumstances require the Note to be registered under applicable state and federal securities laws; and

(g)     Lender has had the opportunity to ask questions of the Borrower and received answers concerning the terms and conditions of the sale of the Note, and all documents, records, books and information pertaining to the investment in the Note requested by Lender have been made available to Lender and to the Persons Lender has retained for advice about the investment in the Note.

ARTICLE X

RESERVED

ARTICLE XI

PROVISIONS OF GENERAL APPLICATION

Section 11.1     Term of Agreement. This Agreement shall continue in full force and effect and the duties, covenants, and liabilities of the Borrower hereunder and all the terms, conditions, and provisions hereof relating thereto shall continue to be fully operative until all Obligations to Lender have been satisfied in full.

Section 11.2     Notices

(a)     All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand or sent by first class mail, postage prepaid, or sent by facsimile transmission addressed as follows:

(i)     If to the Borrower, at:

Attn:

Fax Number:

with a required copy (which shall not constitute notice) to:

Attn:

Fax Number:

(ii)     If to Lender, at:

Attn:

Fax Number:

with a required copy (which shall not constitute notice) to:

Attn:

Fax Number:

and to:

Attn:

Fax Number:

or to such other addresses or by way of such telex and other numbers as any party hereto shall have designated in a written notice to the other parties hereto.

(b)     Except as otherwise expressly provided herein, any notice or other communication pursuant to this Agreement or any other Loan Document shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which it is directed, or, if sent by first class mail, postage prepaid, or by telecopier or facsimile transmission, and properly addressed in accordance with Section 11.2(a), when received by the addressee; or if sent by first class mail, postage prepaid, on the third (3rd) Business Day following the day of the dispatch thereof, whichever of (i) or (ii) shall be the earlier.

Section 11.3     Survival of Representations. All representations and warranties made by or on behalf of the Borrower in this Agreement, or any of the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation made by Lender and shall survive the making of the Loans.

Section 11.4     Costs, Expenses, Taxes and Indemnification.

(a)     The Borrower absolutely and unconditionally agrees to pay to Lender, upon demand by Lender at any time and as often as the occasion therefore may require, whether or not all or any of the transactions contemplated by any of the Loan Documents are ultimately consummated all reasonable out-of-pocket costs and expenses which shall at any time be incurred or sustained by Lender or any of its directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the preparation, negotiation, execution and delivery of the Loan Documents and the perfection and continuation of the rights of Lender in connection with the Loans, as well as the preparation, negotiation, execution, or delivery or in connection with the amendment or modification of any of the Loan Documents or as a consequence of, on account of, in relation to or any way in connection with the granting by Lender of any consents, approvals or waivers under any of the Loan Documents including, but not limited to, reasonable attorneys' fees and disbursements; and all reasonable out-of-pocket costs and expenses which shall be incurred or sustained by Lender or any of its directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the exercise, protection or enforcement (whether or not suit is instituted) any of its rights, remedies, powers or privileges under any of the Loan Documents or in connection with any litigation, proceeding or dispute in any respect related to any of the relationships under, or any of the Loan Documents (including, but not limited to, all of the reasonable fees and disbursements of consultants, legal advisers, accountants, experts and agents for Lender, the reasonable travel and living expenses away from home of employees, consultants, experts or agents of Lender, and the reasonable fees of agents, consultants and experts not in the full-time employ of Lender for services rendered on behalf of Lender).

(b)     The Borrower shall absolutely and unconditionally indemnify and hold harmless Lender against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by Lender or by any of their shareholders, directors, officers, employees, subsidiaries, Affiliates or agents on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement or any of the other Loan Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement, or any of such Loan Documents are ultimately consummated.

(c)     The Borrower hereby covenants and agrees that any sums expended by Lender or which Lender is entitled to be reimbursed for pursuant to this Section 11.4 shall be immediately due and payable upon demand by Lender, and shall, unless payment is made in full to Lender within thirty (30) days after payment shall have been duly demanded by Lender, bear interest at the Default Interest Rate from the date Lender incurred such expense until the date such payment is made in full to Lender.

Section 11.5     Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or delegate any of its rights or obligations hereunder to any Person or Persons without the express prior written consent of Lender.

Section 11.6     Assignment of Loans; Participation. Lender may assign all or a portion of its rights and obligations under this Agreement. Lender may sell participations of its rights and obligations under the Loan Documents to one or more banks or other entities. It is understood and agreed that Lender may share any and all information received by them from or on behalf of the Borrower pursuant to this Agreement or any of the other Loan Documents with any participant or prospective assignee or participant of Lender.

Section 11.7     Governing Law; Jurisdiction and Waiver. The undersigned agree that this Agreement and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of New York, without reference to the conflict of laws principles of such state. The Borrower hereby irrevocably and unconditionally:

(a)     submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 11.2 or at such other address of which Lender shall have been notified pursuant thereto;

(d)     agrees that nothing herein shall affect the right of any party hereto to effect service of process in any other manner permitted by law or shall limit the right of any party hereto to sue in any other jurisdiction; and

(e)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, indirect, punitive or consequential damages.

Section 11.8      WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO EXTEND CREDIT TO THE BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

Section 11.9     Waivers. The Borrower waives notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of the Loans made, credit extended, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

Section 11.10  Interpretation of Loan Documents. Whenever possible, the provisions of the Loan Document will be construed in such a manner as to be consistent with this Agreement and each other Loan Document.

Section 11.11  Headings. The headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 11.12  Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

Section 11.13  Severability. Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.14  USA Patriot Act Notice. Lender that is subject to the USA Patriot Act hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the USA Patriot Act.

(Remainder of page intentionally blank; signature page follows)

This Agreement has been duly executed and delivered by or on behalf of each of the parties as of the day and in the year first above written.

BORROWER:

TECHWOODS HOLDINGS, LLC

By:
Name:
Title:

LENDER:

RPM NAUTICAL FOUNDATION, INC.

By:	/s/ George Robb
Name: George Robb
Title: Board